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                                                                    EXHIBIT 23.2



               CONSENT OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS




         We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration Numbers 33-96242, 333-4658 and 33-90624) of DeepTech International Inc. ("DeepTech"), of the use of our report, Estimated Net Reserves and Income Data Attributable to Certain Leasehold and Royalty Interests of Tatham Offshore, Inc., dated as of June 30, 1996, and all references to our firm appearing in this Annual Report on Form 10-K of DeepTech International Inc. for the fiscal year ended June 30, 1996.



                                               RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS




Houston, Texas
September 27, 1996